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                                                                    Exhibit 99.2


                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("AMENDMENT") dated as of April 1, 2004 among Sylvan Inc., a Nevada corporation (the "COMPANY"), Snyder Associated Companies, Inc., a Pennsylvania Corporation ("PARENT"), and SAC Holding Co., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY").

                              W I T N E S S E T H:

     WHEREAS, the Company, Parent and Merger Subsidiary have entered into an Agreement and Plan of Merger dated as of November 16, 2003 (the "MERGER AGREEMENT"), and

     WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth below.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Unless other specifically defined herein, each term used herein that is defined in the Merger Agreement shall have the meaning assigned to such term in the Merger Agreement.

     SECTION 2. Amendment. Section 10.01(b)(i) of the Merger Agreement is hereby amended to read in full as follows:

          (i) the Merger has not been consummated on or before June 15, 2004 (the "END DATE"); provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose willful or intentional breach of this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     SECTION 3. Effect. Except to the extent otherwise expressly set forth in this Amendment, all of the terms and conditions set forth in the Merger Agreement shall remain in full force and effect and all such terms and conditions are hereby ratified and confirmed in all respects. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement.

     SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws rules.

     SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                     * * *

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                          SYLVAN INC.

                                          By:       /s/ FRED Y. BENNITT
                                            ------------------------------------
                                            Name:  Fred Y. Bennitt
                                            Title:   Secretary

                                          SNYDER ASSOCIATED COMPANIES, INC.

                                          By:         /s/ E.A. SNYDER
                                            ------------------------------------
                                            Name:  E.A. Snyder
                                            Title:   President

                                          SAC HOLDING CO.

                                          By:         /s/ E.A. SNYDER
                                            ------------------------------------
                                            Name:  E.A. Snyder
                                            Title:   President